UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 9, 2006

                               TRANS ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                      0-23530                 93-0997412
----------------------------          -----------           ------------------
(State or other jurisdiction          (Commission           (IRS Employer
       of incorporation)              File Number)          Identification No.)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K

Section 3 - Securities and Trading Markets

Item 3.02     Unregistered Sales of Equity Securities
              ---------------------------------------

     On October 9, 2006, Trans Energy, Inc. issued an aggregate of 4,247,461 shares of authorized, but previously unissued common stock to 13 persons in consideration for debt owed and for services rendered. The shares were authorized for issuance by the Board of Directors and valued as follows:

            554,199 shares at $ 0.51 per share
            304,528 shares at $ 0.53 per share
            200,000 shares at $ 0.59 per share
            2,783,966 shares at $ 0.60 per share
            404,768 shares at $ 0.80 per share

     The above shares were issued in an isolated, non-public transaction to persons having knowledge of the Company's business. In issuing the shares, the Company has relied upon the exemptions from registration under the Securities Act of 1933 provided by Sections 4(2) and 3(a)(9) of that Act.

-----------------

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.






                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TRANS ENERGY, INC.



Date: October 13, 2006         By      /S/ WILLIAM F. WOODBURN
                                  ------------------------------------------
                                       William F. Woodburn
                                       Chief Operating Officer and Director





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